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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 2017 (except for the second paragraph in Note 9, as to which the date is June 20, 2017), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-216949) and related Prospectus of Akcea Therapeutics, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP
San Diego, California June 27, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm